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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Amendment No. 1 to Form S-3 and related Prospectus of MCK Communications, Inc. filed on or about July 27, 2001, for the registration of 186,595 shares of its common stock issued to the stockholders of DTI Holdings, of our report dated June 1, 2001 with respect to the consolidated financial statements of MCK Communications, Inc. included in the Annual Report (Form 10-K) for the year ended April 30, 2001, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

Boston, Massachusetts
July 27, 2001